Exhibit 10.1

AMENDMENT TO EMPLOYEE INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENT

THIS AMENDMENT TO EMPLOYEE INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENT (this “Amendment”), dated as of ____________, 2018 (the “Amendment Date”), is entered into by and between Cascadian Therapeutics, Inc. (the “Company”) and Scott Myers (“Executive”).

WHEREAS, the Company and Executive are parties to that certain Employee Invention Assignment and Confidentiality Agreement, made effective as of April 4, 2016 (the “Agreement”); and

WHEREAS, the Company and Executive each desire to amend the terms of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises in this Amendment, the parties hereto hereby amend the Agreement as follows, effective as of the date hereof, in the following particulars:

1.     A new Section 13 is hereby added to the Agreement and the remaining sections are renumbered accordingly:

“13.     Covenant Not to Compete. I agree that my services rendered are unique and irreplaceable, and that competitive use and knowledge of any Confidential Information would substantially and irreparably injure the Company’s business, prospects and good will. I also agree that the Company’s business as a biopharmaceutical company is global in nature due to the type of products developed and commercialized by such companies and being developed by the Company. Therefore, I agree that during the period of my employment with the Company and for a period of two (2) years thereafter, I shall not, directly or indirectly, through any other person, firm, corporation or other entity (whether as an officer, director, employee, partner, consultant, holder of equity or debt investment, lender or in any other manner or capacity):

(a) develop, sell, market, offer to sell products and/or services anywhere in the world that (i) target Her-2 positive metastatic breast cancer or Her-2 positive metastatic colorectal cancer, or (ii) have the same or similar technological approach or technology platform (e.g., same receptors, same mechanism of action, etc.) and have the same potential indication(s) as any product being developed, offered or sold by the Company on the date of the termination of my employment with the Company for any reason, provided that the foregoing shall not be violated by my activities with an entity where the portion of the competitive business involved is less than fifteen percent (15%) of the total expenditures of the portion of the entity that is under my supervision;

(b) interfere with, disrupt, alter or attempt to disrupt or alter the relationship, contractual or otherwise, between the Company and any consultant, contractor, customer, potential customer, or supplier of the Company.

I acknowledge that the foregoing geographic, activity and time limitations contained in this Section 13 are reasonable and properly required for the adequate protection of the Company’s business. In the event that any such geographic, activity or time limitation is deemed to be unreasonable by a court, I shall submit to the reduction of either said activity or time limitation to such activity or period as the court shall deem reasonable. In the event that I am in violation of the aforementioned restrictive covenants, then the time limitation thereof shall be extended for a period of time equal to the pendency of such proceedings, including appeals.

Notwithstanding anything contained in this Agreement to the contrary, I may own, directly or indirectly, solely as an investment, securities of any person or company having a class of securities publically traded, if I am not a controlling person of, or a member of a group which controls, such person or company and I do not, directly or indirectly own more than one percent (1%) of any class of securities of such person or company.”

2.     In all other respects, the provisions of this Agreement are hereby ratified and confirmed, and they shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day first above written.

CASCADIAN THERAPEUTICS, INC.	EXECUTIVE

By:
Its:	Scott Myers